UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2013

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

OmniComm Systems, Inc. (the “Company”, “we”, or “our”) held its Annual Meeting of Stockholders in Ft. Lauderdale, Florida on August 1, 2013.  Stockholders voted on the following proposals:

1.	To elect three Directors to the Board of Directors for a one-year term expiring in 2014.

2.	To ratify the appointment of Liggett, Vogt & Webb P.A., formerly known as Webb & Company, P.A. as the independent registered public accounting firm for the Company to serve for the 2014 fiscal year.

With a majority of the outstanding shares voting either by proxy or in person, our stockholders approved both proposals, with voting as follows:

Proposal 1:

	For	Against	Abstain
Election of Directors:
Randall G. Smith	131,743,081	515,446	0
Cornelis F. Wit	131,743,081	515,446	0
Guus van Kesteren	132,136,303	122,224	0

Proposal 2:

To ratify the appointment of Liggett, Vogt & Webb P.A., formerly known as Webb & Company, as the independent registered public accounting firm for the Company to serve for the 2014 fiscal year.

Shares For	Shares Against	Abstain	Broker Non-Vote

162,085,576	45,666	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: August 15, 2013	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Accounting and Financial Officer